Exhibit 99.1

The Lovesac Company Announces First Quarter Fiscal 2020 Financial Results

First Quarter Net Sales Increase of 53.0%

Comparable Sales Increase of 43.5%

STAMFORD, Conn., June 10, 2019 (GLOBE NEWSWIRE) -- The Lovesac Company (Nasdaq:LOVE) today announced its financial results for the first quarter of fiscal 2020, which ended May 5, 2019.

Shawn Nelson, Chief Executive Officer, stated, “We are very pleased with our strong start to the year as we delivered sales growth of 53.0%, with an increase in marketing spend of 22.3%. From an operational standpoint, our teams continued to execute and we made good progress against all of our strategic initiatives, which are centered around: traditional, digital and social marketing; investing in our infrastructure; growing and improving our showroom footprint; and expanding our shop in shop presence.”

Mr. Nelson continued, “As we look to the remainder of the year, we will continue to make critically important infrastructure investments in support of our growth while adjusting various aspects of our operations to offset much of the impact of tariffs on goods from China. Given the significant market share opportunity for our brand and our differentiated product and disruptive, direct-to-consumer business model, we believe we are well positioned to gain market share over the near and long-term using our multi-channel approach that includes showrooms, shop in shops and a vibrant e-commerce site.”

For the Thirteen Weeks Ended May 5, 2019

●	Net sales increased 53.0% to $41.0 million in the first quarter of fiscal 2020 from $26.8 million in the first quarter of fiscal 2019. The increase was driven by strong showroom, Internet and shop in shop performance as a result of an increase in new customers. This was combined with an increase in the total number of units sold and continued accelerated investments in marketing to increase brand awareness. Comparable sales, which includes showroom and internet sales, increased 43.5%. Comparable showroom sales increased 31.7% and internet sales increased 85.3%.
●	The Company opened five new showrooms, closed two, and remodeled three showrooms in the first quarter of fiscal 2020 and ended the quarter with 78 showrooms in 30 states. This represents a unit increase of 15% over the same quarter in the prior year.
●	Gross profit dollars increased 43.3% to $21.0 million in the first quarter of fiscal 2020 from $14.6 million in the first quarter of fiscal 2019. Gross margin decreased by 340 basis points to 51.3% in the first quarter of fiscal 2020 from 54.7% in the first quarter of fiscal 2019 primarily driven by the 10% tariffs partially offset by reduced costs of Sactionals and Sac products. This cost reduction was primarily related to savings from a change in the sourcing of Lovesoft and down blend fills.
●	Selling, general and administrative expenses increased $8.7 million, or 57.0%, to $23.9 million in the thirteen weeks ended May 5, 2019 compared to $15.2 million in the thirteen weeks ended May 6, 2018. The increase in selling, general and administrative expenses was primarily related to an increase in employment costs of $2.1 million, $0.5 million of increased rent associated with the net addition of three showrooms, $2.0 million of expenses related to the increase in sales such as $0.2 million of credit card fees, $1.1 million of showroom and web related selling expenses, $0.2 million of web affiliate program and web platform hosting commissions and $0.5 million of shop in shop sales agent fees. Overhead expenses increased $1.2 million to support company initiatives and public company expenses and stock-based compensation increased $2.9 million. As a percent of sales, total SG&A expense increased by 150 basis points driven largely by increases in infrastructure investments, stock compensation and public company costs.

●	Advertising and marketing expense increased 22.3%, or $1.0 million, to $5.4 million in the first quarter of fiscal 2020 from $4.4 million in the first quarter of fiscal 2019. The increase in advertising and marketing costs relates to increased media, to include national media and direct to consumer programs, which drive revenue beyond the period of the expense.
●	Depreciation and amortization expenses increased $0.4 million or 59.0% in the thirteen weeks ended May 5, 2019 to $1.1 million compared to $0.7 million in the thirteen weeks ended May 6, 2018. The increase in depreciation and amortization expense is principally related to capital investments for new and remodeled showrooms.
●	Operating loss was $9.3 million in the first quarter of fiscal 2020 compared to operating loss of $5.6 million in the first quarter of fiscal 2019. Excluding non-recurring items of $0.2 million in the first quarter of fiscal 2020 and $0.2 million in the first quarter of fiscal 2019, Non-GAAP operating loss was $9.1 million in the first quarter of fiscal 2020 and $5.4 million for the first quarter of fiscal 2019.
●	Net loss and net loss attributable to common shares were both $9.1 million for the first quarter of fiscal 2020. There were no preferred dividends and deemed dividends in the first quarter of fiscal 2020. This is compared to a net loss of $5.7 million, or net loss attributable to common shares of $7.6 million including $1.9 million of preferred dividends and deemed dividends in the first quarter of fiscal 2019. Non-GAAP adjusted net loss, which excludes the impact of other expenses, was $9.1 million in the first quarter of fiscal 2020 and $5.5 million in the first quarter of fiscal 2019 (see “GAAP and Non-GAAP Measures”). Net loss per share was $0.67 in the first quarter of fiscal 2020 compared to net loss per share of $1.25 in the first quarter of fiscal 2019, including preferred dividends and deemed dividends. Non-GAAP adjusted net loss per common share, which is calculated by dividing adjusted net income by adjusted weighted average common shares outstanding, assuming the IPO related issuances occurred at the beginning of each period presented, was $0.67 in the first quarter of fiscal 2020 and $0.41 in the first quarter of fiscal 2019 (see “GAAP and Non-GAAP Measures”).
●	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) was a loss of $8.3 million in the first quarter of fiscal 2020 compared to a loss of $5.0 million in the first quarter of fiscal 2019. Adjusted EBITDA was a loss of $4.7 million in the first quarter of fiscal 2020 compared to a loss of $4.2 million in the first quarter of fiscal 2019 (see “GAAP and Non-GAAP Measures”).

Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for more information.

Recent Developments

On May 22, 2019 and May 29, 2019, the Company and certain of the Company’s stockholders completed a secondary public offering (the “Secondary Offering”) of an aggregate of 2,875,000 shares of common stock, at a public offering price of $36.00 per share, which included 750,000 shares offered by the Company. The Company intends to use the net proceeds of this offering for increased sales and marketing expenses, product development, and working capital and other general corporate purposes. The Company did not receive any of the proceeds from the sale of the shares offered by the selling stockholders but bore the costs associated with the sale of such shares, other than underwriting discounts and commissions.

Conference Call Details

A conference call to discuss the first quarter fiscal 2020 financial results is scheduled for today, June 10th, 2019 at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-407-3982 (international callers please dial 201-493-6780) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at investor.lovesac.com.

A recorded replay of the conference call will be available within two hours of the conclusion of the call and can be accessed online at investor.lovesac.com for 90 days.

About The Lovesac Company

Based in Stamford, Connecticut, The Lovesac Company is a direct-to-consumer specialty furniture brand currently with 79 retail showrooms supporting its ecommerce delivery model. Lovesac’s name comes from its original Durafoam filled beanbags called Sacs. The Company derives a majority of its current sales from its proprietary platform called Sactionals, a washable, changeable, reconfigurable, and FedEx-shippable solution for large upholstered seating. Founder and CEO, Shawn Nelson’s, “Designed for Life” philosophy emphasizes sustainable products that are built to last a lifetime and designed to evolve with the customer’s needs, providing long-term utility and ultimately reducing the amount of furniture discarded into landfills.

Non-GAAP Information

This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (the “SEC”): adjusted net loss, adjusted diluted loss per share and Adjusted EBITDA. Adjusted net loss excludes the effect of one-time costs related to the Company’s IPO in June 2018 and fees associated with fundraising and reorganizing activities. Adjusted diluted loss per share is defined as adjusted net loss divided by a pro forma share count which assumes the IPO took place before the relevant time period. We define Adjusted EBITDA as net income plus interest expense, income tax expense, depreciation and amortization, sponsor fees, deferred rent, equity-based compensation, write-off of property and equipment, one-time IPO-related expenses, and fees associated with fundraising and reorganizing activities. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures under “GAAP and Non-GAAP Measures” in this release. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company’s business and facilitate a more meaningful comparison of its diluted income per share and actual results on a period-over-period basis. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company’s industry may calculate these items differently than the Company does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Cautionary Statement Concerning Forward Looking Statements

Certain statements either contained in or incorporated by reference into this communication, other than purely historical information, including estimates, projections and statements relating to Lovesac’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in or incorporated by reference into this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. Lovesac may not actually achieve the plans, carry out the intentions or meet the expectations disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors. Lovesac disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made.

Investor Relations Contact:

Rachel Schacter, ICR

(203) 682-8200

InvestorRelations@lovesac.com

(Tables to Follow)

THE LOVESAC COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

	May 5, 2019	February 3, 2019
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$35,711,749	$49,070,952
Trade accounts receivable	4,999,027	3,955,124
Merchandise inventories	30,916,754	26,154,314
Prepaid expenses and other current assets	6,343,493	5,933,872

Total Current Assets	77,971,023	85,114,262

Property and Equipment, Net	19,462,332	18,595,079

Other Assets
Goodwill	143,562	143,562
Intangible assets, net	970,196	942,331
Deferred financing costs, net	206,900	219,071

Total Other Assets	1,320,658	1,304,964

Total Assets	$98,754,013	$105,014,305

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable	$19,754,938	$16,836,816
Accrued expenses	2,618,049	3,701,090
Payroll payable	3,077,339	2,269,834
Customer deposits	1,331,493	1,059,957
Sales taxes payable	635,455	750,922
Total Current Liabilities	27,417,274	24,618,619

Deferred Rent	1,605,951	1,594,179

Line of Credit	-	31,373

Total Liabilities	29,023,225	26,244,171

Stockholders’ Equity
Preferred Stock $.00001 par value, 10,000,000 shares authorized, no shares issued as of May 5, 2019 and no shares issued as of February 3, 2019.	-	-
Common Stock $.00001 par value, 40,000,000 shares authorized, and 13,752,035 shares issued and outstanding as of May 5, 2019, and 13,588,568 shares issued and outstanding as of February 3, 2019, respectively.	138	136
Additional paid-in capital	141,790,236	141,727,807
Accumulated deficit	(72,059,586)	(62,957,809)

Stockholders’ Equity	69,730,788	78,770,134

Total Liabilities and Stockholders’ Equity	$98,754,013	$105,014,305

THE LOVESAC COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Thirteen weeks ended
	May 5, 2019	May 6, 2018

Net sales	$40,958,363	$26,768,798
Cost of merchandise sold	19,965,868	12,121,625

Gross profit	20,992,495	14,647,173
Operating expenses
Selling, general and administrative expenses	23,861,612	15,194,504
Advertising and marketing	5,389,330	4,407,787
Depreciation and amortization	1,065,617	670,145

Total operating expenses	30,316,559	20,272,436

Operating loss	(9,324,064)	(5,625,263)

Interest income (expense), net	234,563	(57,985)

Net loss before taxes	(9,089,501)	(5,683,248)

Provision for income taxes	(12,276)	-

Net loss	$(9,101,777)	$(5,683,248)
Net loss per common share:
Basic and diluted	$(0.67)	$(1.25)
Weighted average number of common shares outstanding:
basic and diluted	13,669,944	6,065,238

	For the thirteen weeks ended
	May 5, 2019	May 6, 2018
Numerator:
Net loss – Basic and diluted	$(9,101,777)	$(5,683,248)
Preferred dividends and deemed dividends	-	(1,901,016)
Net loss attributable to common shares	(9,101,777)	(7,584,264)
Denominator:
Weighted average number of common shares for basic and diluted net loss per share	13,669,944	6,065,238
Basic and diluted net loss per common share	$(0.67)	$(1.25)

THE LOVESAC COMPANY

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(unaudited)

	For the thirteen weeks ended
	May 5, 2019	May 6, 2018

Cash Flows from Operating Activities
Net loss	$(9,101,777)	$(5,683,248)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	1,016,035	631,991
Amortization of other intangible assets	49,583	38,154
Amortization of deferred financing fees	12,171	66,405
Loss on disposal of property and equipment	46,857	6,139
Equity based compensation	3,222,563	295,239
Deferred rent	11,772	123,244
Changes in operating assets and liabilities:
Accounts receivable	(1,043,903)	(576,732)
Merchandise inventories	(4,762,440)	(2,212,240)
Prepaid expenses and other current assets	(409,621)	308,359
Accounts payable and accrued expenses	2,527,119	1,224,425
Customer deposits	271,536	190,171
Net Cash Used in Operating Activities	(8,160,105)	(5,588,093)

Cash Flows from Investing Activities
Purchase of property and equipment	(1,930,145)	(2,774,190)
Payments for patents and trademarks	(77,448)	(79,170)
Net Cash Used in Investing Activities	(2,007,593)	(2,853,360)

Cash Flows from Financing Activities
Taxes paid for net share settlement of equity awards	(3,164,132)	-
Proceeds from sale of preferred stock and warrants, net of issuance costs	4,000	-
Principal (paydowns) borrowings on the line of credit	(31,373)	1,499,595
Payments of deferred financing costs	-	(292,095)
Net Cash (Used in) Provided by Financing Activities	(3,191,505)	1,207,500

Net Change in Cash and Cash Equivalents	(13,359,203)	(7,233,953)

Cash and Cash Equivalents - Beginning	49,070,952	9,175,951

Cash and Cash Equivalents - End	$35,711,749	$1,941,998

Supplemental Cash Flow Disclosures
Cash paid for interest	$8,392	$40,031
Cash paid for taxes	$-	$-

THE LOVESAC COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	For the thirteen weeks ended
	(unaudited)
(dollars in thousands)	May 5, 2019	May 6, 2018
Net loss	$(9,102)	$(5,683)
Interest (income) expense	(235)	58
Taxes	12	-
Depreciation and amortization	1,066	670
EBITDA	(8,259)	(4,955)
Sponsor fees (a)	164	125
Deferred Rent (b)	12	123
Equity-based compensation (c)	3,223	295
Write-off of property and equipment (d)	47	6
Other expenses (e)	150	216
Adjusted EBITDA	$(4,663)	$(4,190)

(a)	Represents management fees charged by our equity sponsors.
(b)	Represents the difference between rent expense recorded and the amount paid by the Company. In accordance with GAAP, the Company records monthly rent expense equal to the total of the payments due over the lease term, divided by the number of months of the lease terms.
(c)	Represents expenses associated restricted stock units granted to our management.
(d)	Represents the net loss on the disposal of fixed assets.
(e)	Other expenses in the thirteen weeks ended May 5, 2019 are made up of: $150 in recruitment fees to build executive management team and Board of Directors. Other expenses in the thirteen weeks ended May 6, 2018 are made up of: (1) $94 in fees and cost associated with our fundraising and reorganizing activities including the legal and professional services incurred in connection with such activities; (2) $8 in travel and logistical cost associated with the offering; (3) $32 in costs related to the offering and finance fees; and (4) $82 in accounting fees related to the offering.

THE LOVESAC COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(unaudited)

	Thirteen weeks ended
(dollars in thousands)	May 5, 2019	May 6, 2018
Net loss as reported	$(9,102)	$(5,683)
Adjustments:
Adjustments to selling, general and administrative expense:
Other expenses (a)	-	216
Adjusted net loss	$(9,102)	$(5,468)
Adjusted basic and diluted weighted average shares outstanding-adjusted for IPO related issuance	13,669,944	13,424,909
Adjusted net loss per common share	$(0.67)	$(0.41)

(a)	Other expenses in the thirteen weeks ended May 6, 2018 are made up of: (1) $94 in fees and cost associated with our fundraising and reorganizing activities including the legal and professional services incurred in connection with such activities; (2) $8 in travel and logistical cost associated with the offering; (3) $32 in costs related to the offering and finance fees; and (4) $82 in accounting fees related to the offering.